UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2007

ACTIVE POWER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30939	74-2961657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12, Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 836-6464

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01.	Other Events.

On January 9, 2007, Active Power, Inc. announced that at the request of its Board of Directors it is conducting an internal review of the company’s historical stock option grants and related procedures and accounting. This review will cover all option grants made since the time of its initial public offering in August 2000 to the present. This review will be supervised by a committee of the company’s Board of Directors comprised of independent directors, who will be assisted by outside legal counsel and accounting experts. The company also has voluntarily disclosed, or self-reported, that it is undertaking this review to the Securities and Exchange Commission.

Because the review was only recently initiated and is ongoing, Active Power is currently unable to determine whether there are any accounting adjustments that may be required as a result of this review or the extent of any improper activities that might have occurred. The company will provide a public statement once its review is complete, or sooner if it determines it to be warranted.

The company currently anticipates that this review should be completed before the due date for its Annual Report on Form 10-K for the year ended December 31, 2006. However, if the review uncovers any significant issues, then the company’s Annual Report on Form 10-K could be delayed until the completion of the review.

A press release regarding these matters is attached hereto as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Active Power, Inc. dated January 9, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Dated: January 9, 2007	By:	/s/ John Penver
John Penver Vice President and Chief Financial Officer